UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 2, 2014 (May 8, 2014)
Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-30407	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2014, Sonic Foundry, Inc. reported financial results for the fiscal quarter ended March 31, 2014.  See attached press release at exhibit 99.1.

The information in this Report on Form 8-K (including the exhibit) is furnished and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Sonic Foundry also announced that the Company has entered into a preliminary agreement to license certain patents from Astute Technology and resolve the patent infringement case brought by Astute Technology against a customer for which Sonic Foundry has agreed to indemnify. Pursuant to the preliminary agreement, the lawsuit will be dismissed and the Company will provide Astute a cross license to certain of the company’s patents.   The preliminary agreement calls for a payment to Astute of $1.35 million, of which the Company expects to contribute $1.1 million and pay over a ten-month period beginning upon dismissal of the complaints. The Company recorded a charge to earnings of $400 thousand for the quarter ended March 31, 2014, representing an estimate of the amount of the proposed license related to past use.  The remaining amount to be paid by the Company will be recorded as an asset in Q3-2014 and amortized over the remaining life of the patents.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

99.1        Press release concerning financial results for the fiscal quarter ended March 31, 2014.

EXHIBIT LIST

NUMBER	DESCRIPTION

99.1	Press release concerning financial results for the fiscal quarter ended March 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

May 8, 2014	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer